Exhibit 10.53

                          READING & BATES CORPORATION

                             STOCK OPTION AGREEMENT



               This Stock Option Agreement ("Agreement") between Reading & Bates Corporation, a Delaware corporation ("Company") and Tim W. Nagle ("Optionee"),

                                  WITNESSETH:

               WHEREAS, the Compensation Committee which administers the Reading & Bates Corporation 1995 Long-Term Incentive Plan ("Plan") has selected the Optionee, who is the Executive Vice President, Finance and Administration of the Company, to receive a nonqualified stock option under the terms of the Plan as an incentive to the Optionee to remain in the employ of the Company and contribute to the performance of the Company, on the terms and subject to the conditions provided herein;

               NOW THEREFORE, for and in consideration of these premises, it is hereby agreed as follows:

               1. The Option is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been
   adopted  by  the  Committee  and  are  in  effect  on  the   date  hereof.
   Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan.

               2. On the terms and subject to the conditions contained herein, the Committee hereby grants to the Optionee an option for a term of ten years ending on December 3, 2006 ("Option Period") to purchase from the Company 150,000 shares ("Option Shares") of the Company's Common Stock, at a price equal to $28.00 per share.

               3. This Option shall not be exercisable, except upon the death or disability of the Optionee, until after 6 months immediately following the date this Option is granted, and thereafter shall be exercisable for Common Stock as follows:
                     (a) After one year following the effective date of grant, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 33-1/3% of the aggregate number of shares subject to this Option; and

                     (b) After two years following the effective date of grant, this Option shall be exercisable for any number of shares up to and including, but not in excess of, 66-2/3% of the aggregate number of shares subject to this Option; and

                     (c) After three years following the effective date of grant, this Option shall be exercisable for any number of shares of Common Stock up to and including, but not in excess of, 100% of the aggregate number of shares subject to this Option;

   provided the number of shares as to which this Option becomes exercisable shall, in each case, be reduced by the number of shares theretofore purchased pursuant to the terms hereof.

               4. The option herein granted may be exercised by the Optionee by giving written notice to the Secretary of the Company setting forth the number of Option Shares with respect to which the option is to be exercised, accompanied by payment for the shares to be purchased and any appropriate withholding taxes, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be by means of cash, certified check, bank draft or postal money order payable to the order of the Company. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of Option Shares with respect to which such option has been so exercised.

               5. Subject to approval of the Committee, which shall not be unreasonably withheld, the Optionee may pay for any Option Shares with respect to which the option herein granted is exercised by tendering to the Company other shares of Common Stock at the time of the exercise or partial exercise hereof. The certificates representing such other shares of Common Stock must be accompanied by a stock power duly executed with signature guaranteed. The value of the Common Stock so tendered shall be its Fair Market Value.

               6. If the Optionee's employment with the Company is terminated during the Option Period by the Company for "Cause" [(as defined in that certain Employment Agreement between the Company and Optionee dated as of November 1, 1991, as amended, (the "Employment Agreement")] or by the Executive for any reason other than (i) death or disability or (ii) "Good Reason" or during a "Window Period" (in each case as "Good Reason" and "Window Period" are defined in the Employment Agreement) whether during or after the Employment Period (as defined in the Employment Agreement), then (a) the options herein granted to him that are not exercisable on the date of his termination of employment shall thereupon terminate, and (b) any options herein granted to him that are exercisable on the date of his termination of employment may be exercised by the Optionee during a three-month period beginning on such date, unless the Option Period shall expire prior to such date, and shall thereafter terminate.

               7. If the Optionee's employment with the Company is terminated (whether during or after the Employment Period, as defined above) (i) by the Optionee for Good Reason or during a Window Period;
   (ii) for any reason by the Company other than for "Cause" (as defined in the Employment Agreement) or (iii) by reason of death or disability, then
   (a) the Options granted to him that are not exercisable on the date of such termination of employment shall be thereupon be fully exercisable, and (b) all Options then held by the Optionee, whether theretofore exercisable or exercisable by reason of the termination of employment may be exercised by the Optionee during the full remaining term of this Option; provided, however, that all Options granted hereunder shall expire and not be exercisable on the first anniversary of the Optionee's death.

               8. The option herein granted shall not be transferable by the Optionee otherwise than as permitted by Section 13 of the Plan. During the lifetime of the Optionee, such option shall be exercisable only by him. No transfer of the option herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

               9. The Optionee shall have no rights as a stockholder with respect to any Option Shares until the date of issuance of a certificate for Option Shares purchased pursuant to this Agreement. Until such time, the Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company.

               10. The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the option herein granted. The Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of the option herein granted by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). Any such election is irrevocable and subject to disapproval by the Committee. If the Optionee is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act, any such election shall be subject to the following additional restrictions:

                     (a) Such election may not be made within six months of the grant of this option, provided that this limitation shall not apply in the event of death or disability.

                     (b) Such election must be made either in an Election Window (as hereinafter defined) or at such other time as may be consistent with Section 16(b)(3) of the Exchange Act. Where the Tax Date in respect of the exercise of all or any portion of this Option is deferred until after such exercise and the Optionee elects stock withholding, the full amount of shares of Common Stock will be issued or transferred to the Optionee upon exercise of this Option, but the Optionee shall be unconditionally obligated to tender back to the Company on the Tax Date the number of shares necessary to discharge with respect to such Option exercise the greater of (i) the Company's withholding obligation and (ii) all or any portion of the holder's federal and state tax obligation attributable to the Option exercise. An Election Window is any period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release.
               11. Upon the acquisition of any shares pursuant to the exercise of the option herein granted, the Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

               12. The certificates representing the Option Shares purchased by exercise of an option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

               13.   Unless   otherwise   provided   herein,   every   notice
   hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise by the Optionee of any option hereunder shall be directed to Reading & Bates Corporation,
   Attention: Secretary, at the Company's current address. Any notice given by the Company to the Optionee directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Optionee of the existence, maturity or termination of any of the Optionee's rights hereunder and the Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Optionee's rights or privileges hereunder.

               14. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Paragraph 8, may be transferred, the word "Optionee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

               15. Notwithstanding any of the other provisions hereof, the Optionee agrees that he will not exercise the option herein granted, and that the Company will not be obligated to issue any shares pursuant to this Agreement, if the exercise of the option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange.
               16. The option to purchase Option Shares evidenced by this Agreement shall be fully and immediately exercisable upon a Change of Control of the Company as defined in the Employment Agreement.

               17.   This Agreement is subject  to the Plan, a  copy of which
   has been provided the Optionee and for which the Optionee acknowledges receipt. The terms and provisions of the Plan (including any subsequent amendments thereto) are incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

               18. In the event of a corporate merger or other business combination in which the Company is not the surviving entity, the economic equivalent number of the voting shares of common stock of, or participating interests in, the surviving entity, based on the terms of such merger or other business combination, shall be substituted for the Option Shares hereunder, and the price per share set out in Section 2 hereof shall be adjusted to reflect substantially the same economic equivalent value of the Option Shares to the Optionee immediately prior to any such merger or other business combination.

               IN WITNESS WHEREOF,  this Agreement is executed this       day
   of                , 199  , effective as of the 3rd day of December, 1996.

                                       READING & BATES CORPORATION



                                       By:_______________________________


                                       OPTIONEE


                                       ___________________________________
                                       Tim W. Nagle